UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Ormat Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2015

To Our Stockholders:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Ormat Technologies, Inc. The meeting will take place at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas, New York, NY 10019 – 6022,

on Wednesday, May 6, 2015, at 1:30 p.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.	Elect the three directors named in the attached Proxy Statement, each for a term of three years;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Ormat Technologies, Inc.’s independent registered public accounting firm for the year ending December 31, 2015; and

3.	Transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

Your vote is important to us regardless of whether or not you plan to attend the meeting. We encourage you to submit a proxy to vote your shares either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Wednesday, May 6, 2015:

•
This Proxy Statement, the proxy card form, the Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K are available at http://materials.proxyvote.com/686688  by clicking on the proxy link.

•	You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

•	The time and location of the Annual Meeting of Stockholders are noted above.

By order of the Board of Directors, /s/ Isaac Angel Isaac Angel Chief Executive Officer

March 25, 2015

ORMAT TECHNOLOGIES, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

 Page

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
2015 PROXY STATEMENT	1
Questions and Answers about the 2015 Annual Meeting of Stockholders	2
PROPOSAL 1 – ELECTION OF DIRECTORS	6
Our Current Nominees	6
Our Continuing Directors	8
CORPORATE GOVERNANCE	10
Board Leadership Structure	10
Board Committees	10
Majority Voting for Directors	13
Compensation Committee Interlocks and Insider Participation	13
Code of Business Conduct and Ethics	14
Corporate Governance Guidelines	14
Executive Sessions	14
Stockholder Communications with the Board of Directors	14
Board's Role in Risk Oversight	14
AUDIT COMMITTEE REPORT	15
EXECUTIVE OFFICERS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION COMMITTEE REPORT	26
EXECUTIVE COMPENSATION	27
Summary Compensation Table	27
Grants of Plan-Based Awards	30
Employment Agreements	31
Outstanding Equity Awards at Fiscal Year-End	32
Option Exercises	33
Potential Payments upon Termination or Change in Control	34
Estimated Payments and Benefits upon Termination	36
DIRECTOR COMPENSATION	36

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TRANSACTIONS WITH RELATED PERSONS	38
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	41
EQUITY COMPENSATION PLAN INFORMATION	41
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
Appointment of Registered Public Accounting Firm	43
Audit and Non-Audit Fees	43
Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm	43
OTHER MATTERS	45
ADDITIONAL INFORMATION	45
Householding of Proxies	45
Additional Filings	45
Proxy Solicitation	45
Section 16(a) Beneficial Ownership Reporting Compliance	46
Stockholder Proposals for 2016 Annual Meeting of Stockholders	46

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ORMAT TECHNOLOGIES, INC.
6225 Neil Road,
Reno, Nevada 89511

2015 PROXY STATEMENT

The Board of Directors of Ormat Technologies, Inc. (“Ormat”, “we”, “us”, “the Company” or “our Company”) is making this proxy statement available to you in connection with the solicitation of proxies on its behalf for the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting of Stockholders" or the "meeting"). The meeting will take place at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas, New York, NY 10019 – 6022, on Wednesday, May 6, 2015, at 1:30 p.m. local time.

At the meeting, stockholders will (i) vote on the election of the three directors named in this proxy statement and (ii) vote on the ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2015, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

The record date for the meeting is March 16, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

We are taking advantage of the U.S. Securities and Exchange Commission (the "SEC") rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2014 Annual Report on Form 10-K. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to vote online or by telephone and how to request a paper copy of our proxy materials, including this proxy statement, our 2014 Annual Report on Form 10-K, and a proxy card form or voting instruction card.

By submitting your proxy (by signing and returning the proxy card, or processing your proxy online, or by phone), you authorize each of Isaac Angel, Chief Executive Officer of Ormat, and Etty Rosner, Senior Vice President and Corporate Secretary of Ormat, to represent you and vote your shares at the meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Ormat’s Annual Report on Form 10-K for 2014, which includes Ormat’s audited financial statements, is being made available to stockholders together with this proxy statement. Except to the extent that we specifically incorporate information by reference, our Annual Report on Form 10-K does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first making available this proxy statement and accompanying materials to stockholders on or about March 25, 2015.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE THAT WE WILL SEND YOU ON REQUEST.

Questions and Answers about the 2015 Annual Meeting of Stockholders

What is the purpose of the 2015 Annual Meeting of Stockholders?

At the 2015 Annual Meeting of Stockholders, the stockholders will be asked to:

1. Elect the three directors named in this proxy statement, each for a term of three years (Proposal 1); and

2. Ratify the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2).

Stockholders also will transact any other business that may properly come before the meeting. Members of Ormat’s management team and a representative of PricewaterhouseCoopers LLP, Ormat’s independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 16, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Ormat’s common stock, par value $0.001 per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 48,728,257 shares of Ormat Common Stock outstanding.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name”. If your shares are held in street name, the Notice of Internet Availability of Proxy Materials is being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of appointment of the independent registered public accounting firm (Proposal 2) is a routine matter, but the election of Directors (Proposal 1) is not considered to be a routine matter. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal.

As the beneficial owner of shares, you are invited to attend the 2015 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2015 Annual Meeting of Stockholders?

All Ormat stockholders of record as of the close of business on March 16, 2015 may attend the 2015 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares entitled to vote represented may adjourn the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

Some shareholders may receive more than one notice of internet availability, more than one e-mail notification, or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice of availability, a separate e-mail notification, or a separate voting instruction form for each brokerage account in which you hold shares. Please vote all of your shares. To ensure that all of your shares are voted, please vote for each account in which your shares are held.

How do I vote?

You may vote by submitting your proxy either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

 The Notice of Internet Availability we (or the bank or brokerage firm that holds your shares in street name) sent to you explains how you can:

•	vote by internet or by telephone and how you can receive a paper or email copy of a proxy card if you are a record holder of shares; or

•	give voting instructions to your bank or brokerage firm if your shares are held in street name.

The return envelope that we will send you if you request a paper proxy card requires no additional postage if mailed in either the United States or Canada.

If you are a record stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to record stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before it is actually voted:

● by signing and delivering another proxy with a later date;

● by giving written notice of such revocation to the Corporate Secretary of Ormat prior to or at the meeting; or

● by voting in person at the meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance at the meeting will not, by itself, revoke your proxy.

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

●	The election of the three nominees named in this proxy statement to the Board of Directors; and

● The ratification of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2015.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the three nominees named in this proxy statement as directors.

How many votes are required to ratify the appointment of Ormat’s independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to “For” or “Withhold”). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposal for the election of directors.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2015 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2015 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K  to be filed with the SEC within four (4) business days following the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board Composition

Our Board of Directors, which is currently composed of eight members, is classified into three classes of directors serving staggered, three-year terms as indicated:

Class I Directors (term expiring upon the annual stockholders meeting in 2017)
Yoram Bronicki
David Granot*
Robert E. Joyal*

Class II Directors (term expiring at the meeting)
Yehudit Bronicki
Robert F. Clarke*
Ami Boehm*

Class III Directors (term expiring upon the annual stockholders meeting in 2016)
Gillon Beck*
Dan Falk*

* Designated as independent director.

Our Current Nominees

As mentioned above, directors in each of the three classes are elected to serve for three-year terms that expire in successive years. The terms of the Class II Directors will expire at the 2015 Annual Meeting of Stockholders. Accordingly, the Board of Directors, following recommendation of our Nominating and Corporate Governance Committee, has nominated Yehudit Bronicki, Robert F. Clarke and Ami Boehm as Class II Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2018 and until their successors are elected and qualified. Each nominee currently serves as a Class II Director.

The following sets forth, with respect to each nominee, the nominee's name, age, principal occupation and employment during the past five years, the year in which the nominee first became a director of Ormat and directorships held in other public companies. Please see “Corporate Governance” below for a further discussion of the process for nominating these candidates as well as other important information about our Board of Directors, its Committees and the composition thereof.

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Yehudit “Dita” Bronicki. Yehudit Bronicki served as our Chief Executive Officer from July 1, 2004 until June 30, 2014. During this time period, she was also a member of our Board of Directors, a position that she continues to hold since 1994, and is a member of the Board of Directors of some of our material subsidiaries. From 1992 to June 2005 and from March 2012 to August 2012, Mrs. Bronicki was a director of Bet Shemesh Engines, a manufacturer of jet engines. In addition, since 2000, Mrs. Bronicki has been a member of the Board of Directors of Orbotech Ltd., a NASDAQ publicly traded company. From 1994 to 2001, Mrs. Bronicki was on the Advisory Board of the Bank of Israel. Mrs. Bronicki has worked in the power industry since 1965. She is the mother of Yoram Bronicki, the Chairman of our Board of Directors. Mrs. Bronicki obtained a Bachelor of Arts in Social Sciences from Hebrew University in 1965. In 2007, she received a PhD. Honoris Causa from the Technion – Israel Institute of Technology. Mrs. Bronicki is 73 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mrs. Bronicki should serve as director of the Company primarily because of her experience as the Company’s co-founder, her experience as the Company’s former Chief Executive Officer, her work in the power industry since 1965, and her extensive knowledge of the Company’s business.

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Robert F. Clarke. Robert F. Clarke has been a member of our Board of Directors since February 27, 2007. Mr. Clarke was Chairman (since September 1998) and President and Chief Executive Officer (since January 1991) of Hawaiian Electric Industries, Inc. (HEI), from which he retired effective May 2006. Since June 1, 2006, Mr. Clarke has been Executive in Residence at the Shidler College of Business at the University of Hawaii. In addition, Mr. Clarke serves as an advisory director to Oceanic Cable Hawaii, and as a member of the advisory boards of the Shidler College of Business at the University of Hawaii, Sennet Capital, and Aina Koa Pono, a Hawaii based privately held company exploring renewable energy projects in converting biomass into fuels. Mr. Clarke joined HEI in February 1987 as Vice President of Strategic Planning and was in charge of implementing the Company’s diversification strategy. Mr. Clarke was named HEI Group Vice President — Diversified Companies in May 1988. He was made a director of HEI in 1989. Prior to joining HEI, Mr. Clarke served as Senior Vice President and Chief Financial Officer of Alexander & Baldwin and as Controller of Dillingham Corporation. Prior to that, he worked for the Ford Motor Company and for the Singer Company. He received his Bachelor’s degree in economics in 1965 and his Master’s degree in finance in 1966 from the University of California at Berkeley. Honors include Phi Beta Kappa in 1965. Mr. Clarke is 72 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Clarke should serve as director of the Company primarily because of his 28 years of experience in the power/energy industry, his extensive management experience, and his overall business and financial knowledge.

•
Ami Boehm. Ami Boehm has been a member of our Board of Directors since May 22, 2012.  Since 2004, Mr. Boehm has been a Partner at FIMI Opportunity Funds, as well as Managing Partner and CEO of FITE GP (2004). In addition, Mr. Boehm currently serves as a member of the Board of Directors of Gilat Satellite Networks Ltd. and Magal Security Systems Ltd., both NASDAQ publicly traded companies, and of Ham-Let (Israel Canada) Ltd., a non-U.S. public company. He also serves as a member of the Board of Directors of Dimar Ltd. and Novolog (Pharm Up 1996) Ltd., two private companies. During the past five years, Mr. Boehm formerly served as a member of the Board of Directors of the following non-U.S. public companies: Global Wire Ltd., Telkoor Telecom Ltd., Scope Metal Trading, Ltd. and Inter Industries Ltd. From 1999 to 2004, Mr. Boehm served as Head of Research at Discount Capital Markets, the investment arm of Israel Discount Bank, and from 1998 to 1999, he worked in the Office of the Attorney General in the Israeli Ministry of Justice. Mr. Boehm received a Bachelor of Law degree in 1997 from Tel Aviv University, a Bachelor of Arts degree in Economics in 1998 from Tel Aviv University, and a Masters of Business Administration in Finance in 2004 jointly from Northwestern University's Kellogg School of Business and Tel Aviv University. Mr. Boehm is 43 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Boehm should serve as a director of the Company primarily because of his extensive experience in finance and strategic initiatives, and his overall management and business knowledge.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the three nominees named in this proxy statement as directors. This means that the above named nominees will be elected if they receive a majority of the votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Our Continuing Directors

Class III Directors Continuing in Office Whose Terms Expire at the 2016 Annual Meeting

Dan Falk.  Dan Falk has been a member of our Board of Directors since November 12, 2004. Mr. Falk also serves as the Chairman of the Board of Directors of AVT - Advanced Vision Technology (A.V.T.) Ltd., a public non-U.S. company. He is also a member of the Boards of Directors of Orbotech Ltd., Nice Systems Ltd. and Attunity Ltd., all NASDAQ publicly traded companies. During the past five years, Mr. Falk served as a member of the Boards of Directors of the following public companies, for which he no longer serves as a Director: Orad Hi-Tech Systems Ltd., Nova Measuring Instruments Ltd., Clicksoftware Technologies Ltd., Dmatek Ltd., Jacada Ltd., Oridion Medical Ltd., Poalim Ventures I Ltd., and Medcon Ltd From 2001 to 2004, Mr. Falk was a business consultant to several public and private companies. From 1999 to 2000, Mr. Falk was Chief Operating Officer and Chief Executive Officer of Sapiens International N.V. From 1995 to 1999, Mr. Falk was an Executive Vice President of Orbotech Ltd. From 1985 to 1995, Mr. Falk was Vice President of Finance and Chief Financial Officer of Orbot Systems Ltd. and Orbotech Ltd. Mr. Falk obtained a Masters of Business Administration from Hebrew University in 1972 and a Bachelor of Arts in Economics and Political Science from Hebrew University in 1968. Mr. Falk is 70 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Falk should serve as director of the Company primarily because of his qualification as an “audit committee financial expert” under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K, his experience related to service on the audit committee, his financial reporting expertise, and his general financial and business knowledge.

Gillon Beck. Gillon Beck has been a member of our Board of Directors since May 22, 2012, and served as the Chairman of our Board of Directors from May 22, 2012 to June 30, 2014.  Since 2003, Mr. Beck has been a Senior Partner at FIMI Opportunity Funds, as well as a Director of the FIMI Opportunity Funds' General Partners and SPV companies.  In addition, Mr. Beck currently serves as Chairman of the Board of Directors of Ham-Let (Israel-Canada) Ltd., a non-U.S. public company; Chairman of the Board of Directors Magal Security Systems Ltd., a NASDAQ publicly traded company; and as Chairman of the Board of Directors of Rivulis Ltd., H.R. Givon Ltd. and Overseas Commerce Ltd., all of which are private companies.  He also serves as a member of the Board of Directors of Inrom Construction Material Ltd., a non-U.S. public company.  During the past five years, Mr. Beck formerly served as a member of the Board of Directors of Ormat Industries Ltd., Merhav Ceramic and Building Materials Center Ltd., Retalix Ltd., and Orian C.M. Ltd.  From 1999 to 2003, Mr. Beck served as Chief Executive Officer and President of Arad Ltd., a non-U.S. publicly traded company, and from 1995 to 1999, he served as Chief Operating Officer of Arad Ltd.   Mr. Beck received a Bachelor of Science degree (Cum Laude) in Industrial Engineering in 1990 from the Technion – Israel Institute of Technology, and a Master of Business Administration in Finance in 1992 from Bar-Ilan University. Mr. Beck is 53 years old. See also "Board Leadership Structure" below.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Beck should serve as director of the Company primarily because of his extensive management experience and overall business and financial knowledge.

Class I Directors Continuing in Office Whose Terms Expire at the 2017 Annual Meeting

Yoram Bronicki. Yoram Bronicki has served as the Chairman of our Board of Directors since June 30, 2014. Between September 20, 2007 and June 30, 2014, he served as our President and Chief Operating Officer and has been a member of our Board of Directors since November 12, 2004. From July 1, 2004 to September 20, 2007, Mr. Bronicki was our Chief Operating Officer, North America. Mr. Bronicki was also a member of the Board of Directors of Ormat Industries Ltd. from November 1997 to May 2012. Mr. Bronicki was also a Project Manager for Ormat International Inc. and Ormat Industries Ltd. (1996-2001), and was a Project Engineer for Ormat Industries Ltd. (1995-1996). Mr. Bronicki is the son of Yehudit Bronicki. Mr. Bronicki obtained a Bachelor of Science in Mechanical Engineering from Tel Aviv University in 1989 and completed the Technion Institute of Management Senior Executives Program and the Stanford University Senior Executive program. Mr. Bronicki is 48 years old. See also "Board Leadership Structure" below.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Bronicki should serve as director of the Company primarily because of his experience as the Company’s President and Chief Operating Officer, his over 15 years of experience in the power industry, and his in-depth knowledge of the Company’s business.

David Granot. David Granot has been a member of our Board of Directors since May 22, 2012. From 2007 to January 1, 2014, Mr. Granot has served as Chairman of Scorpio Real Estate, a non-U.S. public company. In addition, he is a member of the Boards of Directors of the following non-U.S. public companies: Alrov (Israel) Ltd., Harel Insurance Investments and Financial Services Ltd., and Tempo Beverages Ltd. He also serves on the Board of Directors of the following private companies: Dikla Insurance Company Ltd., BSG Capital Market Ltd., and G.D. Goren Management and Consultation Ltd.. During the past five years, Mr. Granot served as a member of the Board of Directors of the following non-U.S. public and private companies, for which he no longer serves as a Director: Ham-Let (Israel-Canada) Ltd. From 2001 through 2007, Mr. Granot served as the CEO of the First International Bank of Israel Ltd. He earned a BA in Economics and a MBA from the Hebrew University in Jerusalem. Mr. Granot is 68 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Granot should serve as a director of the Company primarily because of his extensive management, banking and financial experience, and his overall business knowledge.

Robert E. Joyal. Robert E. Joyal has been a member of our Board of Directors since May 22, 2012. Mr. Joyal has served as a director of Leucadia National Corporation since March 2013 upon the completion of Leucadia’s acquisition of Jefferies Group, Inc. Mr. Joyal had served as a director of Jefferies from 2006 until March 2014.  Mr. Joyal has also served as a member of the Board of Trustees of the following investment funds: MassMutual Funds, Babson Capital Corporate Investors, and Babson Capital Participation Investors. He serves on the Board of Directors of Barings Asset Management Korea and is a member of the investment committee of various funds sponsored by First Israel Mezzanine Investors. He has also been a director of Kimco Insurance Company since 2007. During the past five years, Mr. Joyal served as a member of the Board of Directors of the following public companies, for which he no longer serves as a Director: Alabama Aircraft Industries Inc. and Scottish Re Group Ltd. Mr. Joyal is a Chartered Financial Analyst. He earned a BA from St. Michael's College and a MBA from Western New England College. Mr. Joyal is 70 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Joyal should serve as a director of the Company primarily because of his extensive investment and financing experience, and his overall business knowledge.

CORPORATE GOVERNANCE

Overview

As required by the rules of the NYSE, our Board of Directors evaluates the independence of Board members at least annually and when a change in circumstances could potentially impact the independence of one or more directors. Our Board of Directors consists of eight members, six of whom have been determined by our Board to be independent directors, in accordance with the above requirements of the NYSE and our Corporate Governance Guidelines. Our six independent directors are Dan Falk, Robert F. Clarke, Gillon Beck, Ami Boehm, David Granot, and Robert E. Joyal.

During fiscal year 2014, the Board of Directors held 12 meetings. None of the directors attended less than 75% of the meetings of the Board and the Committees on which he or she serves. In addition, on May 8, 2014, the Company held its 2014 Annual Meeting of Stockholders. All of the Company’s Board members were present at the meeting.

Prior to the closing of the share exchange described under "Transactions with Related Persons – Share Exchange Agreement and Related Agreements" below, we relied on the “controlled company” exemption to the Board of Directors committee composition requirements for our Compensation Committees and Nominating and Corporate Governance Committees under the rules of the NYSE. The “controlled company” exemption did not modify the independence requirements for the Audit Committee, and we complied with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules which require that our Audit Committee be composed of at least three independent directors. Following the closing of the share exchange, we are no longer a "controlled company" and cannot rely upon such exemptions for the composition of our Compensation Committee and Nominating and Corporate Governance Committee. As a result, by February 12, 2016, one year after the closing of the share exchange, all of the members of such committees are required to be independent. Since Yehudit Bronicki and Yoram Bronicki, each of whom is not an independent director, serve as the Chair of our Compensation Committee and the Chair of our Nominating and Corporate Governance Committee, respectively, we intend to replace them with other independent directors by that time.

Board Leadership Structure

The Company has separated the Chief Executive Officer and Board Chairman positions. We believe that this leadership structure is the most appropriate for the Company since each of Yoram Bronicki, our former President and Chief Operating Office, and Isaac Angel, formerly an executive officer and director of numerous companies prior to joining our company as our Chief Executive Officer on July 1, 2014, has unique skills and talents to contribute to the Company. Mr. Bronicki serves as our Chairman of the Board and provides the Company with his wide-ranging business and management knowledge and experience. Mr. Angel serves as our Chief Executive Officer and provides the Company with the benefit of his strategic vision, wide range of business and management knowledge and prior experience as a chief executive officer of a company publicly traded in the U.S.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Investment Committee.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee consists of four members, Dan Falk, Robert F. Clarke, David Granot, and Robert E. Joyal, all of whom are independent as defined by the listing standards of the NYSE and the SEC rules.  The Board has determined that Mr. Falk, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC and that each member of the Audit Committee is financially literate. Mr. Falk also serves on the audit committees of three other companies publicly-traded in the U.S. Our Board has determined that Mr. Falk's simultaneous service on these audit committees does not impair his ability to serve effectively on our Audit Committee.

The Audit Committee selects, on behalf of our Board of Directors, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting.

In fiscal year 2014, the Audit Committee continued its oversight of a procedure established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things. Back in 2005, the Audit Committee set up an ethics and compliance hotline managed by an independent third party and accessible both through the Internet and by telephone. The information received by the hotline is treated as confidential and anonymous and is both received and retained by an agent of the Audit Committee before all relevant non-compliance information is periodically reported to the Audit Committee.

The Audit Committee held five meetings in fiscal year 2014. Further information concerning the Audit Committee is set forth below under the heading “Audit Committee Report”. The charter of the Audit Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Compensation Committee.  The Company has a separately designated standing Compensation Committee established in accordance with the listing standards of the NYSE.  As of February 24, 2015, the Compensation Committee consists of four members, Dan Falk, Ami Boehm and David Granot, each of whom is an independent director, and Yehudit Bronicki.  Mrs. Bronicki, who is our former CEO and who is not an independent director, is currently the Chair of the Compensation Committee. As discussed above, by February 12, 2016, one year after the closing of the share exchange, all of the members of our Compensation Committee are required to be independent and we intend to appoint an independent director to serve on the Compensation Committee in place of Mrs. Bronicki before then.

The Compensation Committee reviews and either approves, on behalf of our Board of Directors, or recommends to the Board of Directors for approval, (1) the annual salaries and other compensation of our Chief Executive Officer and certain other executive officers and (2) equity awards. The Compensation Committee also reviews and approves the compensation program applicable to our senior management. Our CEO is currently covered by an employment agreement which fixes the amount of his salary and annual bonus. See "Executive Compensation" below.

The Compensation Committee also provides recommendations with respect to our compensation policies and practices and incentive compensation plans and equity plans. As described under "Compensation Discussion and Analysis" below, our Compensation Committee determines the basket of bonuses and equity awards that may be awarded on a company-wide basis and our CEO determines the particular bonuses and equity awards to be made to our personnel, except that the Compensation Committee grants awards to our executive officers. Our CEO also determines whether and to what degree to award salary increases to any of the other members of our management team.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which includes evaluation of the performance of the Chief Executive Officer, review and approval of the compensation of the Chief Executive Officer and review of the compensation of all other executive officers of the Company, and recommendations to the Board of Directors regarding non-CEO compensation, incentive-compensation plans and equity-based plans.

The Compensation Committee duties and responsibilities also include:

•	making recommendations to the Board as to changes in Ormat’s general compensation philosophy;

•	overseeing the development and implementation of compensation programs;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, and evaluating the performance of the CEO in light of those goals and objectives; and

•	reviewing and approving the annual compensation of the CEO and Ormat’s five other most highly compensated executive officers who receive total compensation in excess of $1 million per year.

The Compensation Committee is authorized to establish subcommittees for the purpose of evaluating special or unique matters and may delegate its authority to a subcommittee or subcommittees.

In February 2014, our Compensation Committee retained the services of James F. Reda & Associates, a Division of Gallagher Benefits Services, Inc. ("Reda"), as its independent compensation consultant in connection with (1) the determination and recommendation of the compensation package for Isaac Angel, our then new CEO, primarily to provide advice and data regarding the compensation level for the CEO compared to executive compensation levels at the Company’s peers, and (2) the amendment to Section 15(a) of our 2012 Incentive Compensation Plan (an increase of the total number of shares underlying options, stock appreciation rights (SARs) or other awards that may be granted to newly-hired executive officers), primarily to provide data regarding such individual-grant limits compared to such limits at the Company’s peers. The Compensation Committee, represented on this matter by its Chairperson, Mrs. Bronicki, engaged Reda because it is considered one of the premier independent compensation consulting firms in the country and has never provided any services to the Company.

The Compensation Committee held three meetings in the year 2014. The charter of the Compensation Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Nominating and Corporate Governance Committee.  The Company has a separately designated standing Nominating and Corporate Governance Committee established in accordance with the listing standards of the NYSE. As of February 24, 2015 the Nominating and Corporate Governance Committee consists of four members, Gillon Beck, Dan Falk and David Granot, each of whom is an independent director, and Yoram Bronicki (Chair), our Chairman of the Board of Directors and who is not an independent director. As discussed above, by February 12, 2016, one year after the closing of the share exchange, all of the members of our Nominating and Corporate Governance Committee are required to be independent and we intend to appoint an independent director to serve on the Nominating and Corporate Governance Committee in place of Mr. Bronicki before then.

The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its responsibilities by identifying and approving individuals qualified to serve as members of our Board of Directors, selecting director nominees for our annual meetings of stockholders, and developing and recommending to our Board of Directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of possible candidates.

The Nominating and Corporate Governance Committee adopted a policy regarding consideration of any director candidates as of November 7, 2006. This policy provides guidelines for the identification and evaluation of candidates for positions on the Board of Directors of the Company. According to the policy, candidates must satisfy certain minimum criteria, including an academic degree and business experience to the satisfaction of the Nominating and Corporate Governance Committee. In addition, independent director nominees must satisfy the independence requirements as determined by the Board of Directors in accordance with the rules and regulations of the SEC and the NYSE, as applicable. The policy provides for the Committee to interview and select final candidates for evaluation, and then evaluate the final candidates to determine their qualification for the position as well as compatibility with the Company, its philosophy and its then-current Board of Directors and management. The Committee does not consider diversity in identifying nominees for director.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which the Committee evaluates any other candidate.

The Company’s by-laws provide that nominations of candidates to be considered by the stockholders may be made at an annual meeting of stockholders by any stockholder who was a stockholder of record at the time of giving notice of the proposed nomination, is entitled to vote at the meeting and follows the notice procedures. To be timely, a stockholder’s notice for the 2015 Annual Meeting of Stockholders must have been delivered to the Corporate Secretary at 6225 Neil Road, Reno, Nevada 89511, not earlier than the close of business on January 6, 2015 and no later than the close of business on February 5, 2015.

The Nominating and Corporate Governance Committee held one meeting in 2014. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Investment Committee.  The Company has a separately designated standing Investment Committee. The Investment Committee consists of four members, David Granot (Chair), Dan Falk and Ami Boehm, each of whom is an independent director, and Yehudit Bronicki.

The Investment Committee assists our Board of Directors in considering and determining hedge transactions that we may enter into to hedge our exposure to certain risks and making recommendations as to the investment of our cash and cash-equivalents, all in accordance with the Investment Policy adopted by the Board.

The Investment Committee operates pursuant to the Investment Policy approved by the Board of Directors that outlines general guidelines for investment (including guidelines as to the type and amount of investments, the desired time periods, and the authorization and procedures for making investments)  and meets on as-needed basis as instructed by the Board. The Committee did not adopt a charter and acts pursuant to the instructions and guidelines of the Board of Directors.

The Investment Committee held three meetings in the year 2014.

Majority Voting for Directors

    Our Amended and Restated Bylaws provide for majority voting in uncontested director elections. As described above, our Board of Directors is classified into three classes of directors serving staggered, three-year terms. At each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected by a majority of all votes cast for each of the director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled) in which case the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Yehudit Bronicki, Dan Falk, Ami Boehm and David Granot. Other than Mrs. Bronicki, who served as our Chief Executive Officer until June 30, 2014, none of the other members of the Compensation Committee were at any time officers or former officers of the Company.

In addition, Mrs. Bronicki, Yoram Bronicki (our Chairman of the Board of Directors and who was our President and Chief Operating Officer until June 30, 2014) and other members of their family, beneficially owned approximately 8.83% of the outstanding shares of our Common Stock as of March 5, 2015. Ami Boehm is a partner at FIMI, which beneficially owned approximately 15.04% of the outstanding shares of our Common Stock as of March 5, 2015. See "Security Ownership of Certain Beneficial Owners and Management" and “Transactions with Related Persons” below with respect to certain transactions and relationship of Bronicki and FIMI with the Company.

Finally, none of our executive officers served during 2014 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on our website at www.ormat.com for downloading, free of charge. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Code of Business Conduct and Ethics free of charge, by writing to the Company address appearing in this Proxy Statement or by telephoning us at: (775) 356-9029.

Corporate Governance Guidelines

Our Board of Directors has adopted the Corporate Governance Guidelines, which are available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Corporate Governance Guidelines free of charge, by writing to the Company address appearing in this Proxy Statement or by telephoning us at: (775) 356-9029.

Executive Sessions

As required by the NYSE rules, the non-management directors of the Company meet in executive sessions of the Board of Directors without management at regular intervals. The Chair of the Audit Committee presides at the executive sessions of the non-management directors.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors or a specific director or directors by writing c/o the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511. Communications received from stockholders are forwarded directly to Board members. Stockholders and other interested parties who would like to communicate with the non-management directors or any individual non-management director may do so by sending a letter to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511.

Board’s Role in Risk Oversight

As part of the Board’s quarterly meetings, the Board assesses on an ongoing basis the risks faced by the Company in executing its business plan. These risks include financial, industrial, technological (including cyber-security exposures and the steps management has taken or plans to take with respect to these exposures), competitive, and operational risks and exposures, both from a global perspective and on a power plant-by-power plant basis.

The Board dedicates time at each of these meetings to review and consider the relevant risks that need to be addressed at the time of each Board meeting. The CEO of the Company presents reports at each quarterly meeting outlining the challenges faced by the Company, and brings the relevant risks to the attention of the Board. Similarly, at each Board quarterly meeting, the relevant financial risks faced by the Company are presented by the CFO. In addition, the Company’s Audit Committee and Investment Committee play an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures.

The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts and the attempts to mitigate those risks.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors only, as required by and in compliance with the listing standards of the NYSE and the SEC rules. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors of the Company.

The Audit Committee is responsible for assisting the Board of Directors in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

    The Audit Committee reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 and the report from PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2014. Based upon the Audit Committee’s reviews and discussions with management, the Company’s internal auditors, and PricewaterhouseCoopers LLP, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 and the report of the independent auditors in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

The Committee also received and reviewed the periodic internal audit reports from the Company's internal auditor.  The Committee also reviewed the Internal Audit Plan for the year 2015 and approved its main target subjects. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, and has met with them, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. In addition, the Committee evaluated the performance of the independent registered public accounting firm.

In 2012, following FIMI’s acquisition of approximately 22.5% of the shares of our former parent, Ormat Industries Ltd. ("Ormat Industries"), the Committee reviewed the framework of the pre-existing business relationships between Ormat Systems Ltd., our wholly-owned subsidiary, and certain suppliers controlled by FIMI to determine whether these pre-existing business relationships are consistent with arms-length transactions of a similar nature according to prevailing market terms and conditions. The Committee concluded that these terms were fair and that it would review these transactions on an annual basis going forward, provided that such transactions would not exceed an annual aggregate limit of $2.0 million from each supplier. Most recently, on August 5, 2014, the Committee reviewed the transactions related to the purchase of goods from all entities controlled by FIMI for the one-year period ending June 30, 2014 valued, in the aggregate, at approximately $0.4 million. The Committee determined that these transactions were not different in any material respect than that which could have been obtained from unaffiliated third parties. As described below under "Share Exchange Agreement and Related Agreements," following the completion of the share exchange, FIMI beneficially owns approximately 15.04% of our outstanding shares of Common Stock.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2014 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Submitted on February 24, 2015 by the Audit Committee of Ormat Technologies, Inc.’s Board of Directors.

Dan Falk, Chair Robert F. Clarke David Granot Robert E. Joyal

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent Ormat specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under such Acts.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers and persons who are executive officers of certain of our subsidiaries who perform policy-making functions for us:

Name	Age	Position

Isaac Angel	58	Chief Executive Officer
Doron Blachar	47	Chief Financial Officer*
Zvi Krieger	59	Executive Vice President—Electricity Segment*
Bob Sullivan	52	Executive Vice President - Business Development Sales and Marketing
Shlomi Argas	50	Executive Vice President - Projects*
Shimon Hatzir	53	Executive Vice President—Engineering*
Erez Klein	49	Executive Vice President - Production*
Nir Wolf	49	Executive Vice President – Market Development*
Etty Rosner	59	Corporate Secretary; Senior Vice President—Contract Management*

  *      Performs the functions described in the table, but is employed solely by Ormat Systems Ltd., a subsidiary of the Company.

Isaac Angel.           Isaac Angel commenced serving as an officer of the Company on April 1, 2014, and assumed the position of Chief Executive Officer as of July 1, 2014. From 1999 to 2006, he served in various positions at Lipman Electronic Engineering Ltd., including as its President and CEO. After the acquisition of Lipman by VeriFone in 2006, Mr. Angel served as Executive Vice President, Global Operations of VeriFone from 2006 to 2008. From 2008 to 2009, Mr. Angel served as Executive Chairman of LeadCom Integrated Solutions Ltd. Since 2008, Mr. Angel has served as a director of Frutarom Industries Ltd., and from 2012 until 2013 he served as a director of Retalix Ltd.

Doron Blachar.     Doron Blachar has served as our Chief Financial Officer since April 2, 2013. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2011 to 2013, Mr. Blachar served as a director of A.D.O. Group Ltd., a public company. From 2005 to 2009, Mr. Blachar served as the Vice President – Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President – Finance from 2002 to 2005. Mr. Blachar obtained a Bachelor of Arts in Accounting and Economics and a Master of Business Administration from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Zvi Krieger.            Zvi Krieger has served as our Executive Vice President of the Electricity Segment since July 9, 2014. From November 2009 to June 2014, Mr. Krieger was our Executive Vice President of Geothermal Resource; from 2007 to 2009, Mr. Krieger was our Senior Vice President of Geothermal Engineering; from 2004 to 2007, Mr. Krieger was our Vice President of Geothermal Engineering; and from 2001 to 2004, Mr. Krieger was the Vice President of Geothermal Engineering of Ormat Industries Ltd. Mr. Krieger has been with Ormat Industries Ltd. since 1981 and served as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering. Mr. Krieger obtained a Bachelor of Science in Mechanical Engineering from the Technion – Israel Institute of Technology in 1980.

Bob Sullivan.         Bob Sullivan has served as Executive Vice President of Sales, Marketing and Business Development since January 1, 2015. From 2009 through 2015, Mr. Sullivan served as our Vice President and then Senior Vice President of Business Development responsible for policy, marketing, sales, and project development in North America. From 2007 to 2009, Mr. Sullivan served as Project Manager. From 2006 until 2007 Mr. Sullivan served as Operations Director North America. Mr. Sullivan joined us in 2003 as Plant Manager. He is a graduate of the U.S. Navy’s Nuclear Power School and has a Bachelor of Science in Business from Capella University.

Shlomi Argas.        Shlomi Argas has served as Executive Vice President of Projects and has been responsible for management of Geodrill'd, our drilling company, since July 9, 2014.  From 2009 through June 2014, Mr. Argas   served as Vice President responsible for management of geothermal projects, Recovered Energy Generation (REG) projects. From 2006 through 2009, Mr. Argas served as Manager of REG Projects Department, responsible for the design and installation of REG plants. From 1994 to 2006, Mr. Argas served as Product Engineer, Product Engineering Department of Ormat. Mr. Argas obtained a Bachelor of Science in Mechanical Engineering from Ben-Gurion University in 1992 and a Certificate from the Technology Institute of Management, Executive Management Program.

Shimon Hatzir.      Shimon Hatzir has served as our Executive Vice President of Engineering since July 9, 2014. From 2009 to June 2014 Mr. Hatzir served as our Senior Vice President of Engineering. From 2007 to 2009, Mr. Hatzir was our Senior Vice President of Electrical and Conceptual Engineering, and from 2004 to 2007, he was our Vice President of Electrical and Conceptual Engineering. From 2002 to 2004, Mr. Hatzir was the Vice President of Electrical and Conceptual Engineering of Ormat Industries Ltd.; from 1996 to 2001, Mr. Hatzir was Manager of Electrical and Conceptual Engineering of Ormat Industries Ltd.; and from 1989 to 1995, he was a Project Engineer in the Engineering Division of Ormat Industries Ltd. Mr. Hatzir obtained a Bachelor of Science in Mechanical Engineering from Tel Aviv University in 1988 and a Certificate from the Technion Israel Institute of Management, Senior Executive Program.

Erez Klein.             Erez Klein has served as Executive Vice President of Production since July 9, 2014. From 2012 through June 2014, Mr. Klein served as our Vice President of OSL operation, responsible for global purchasing and manufacturing. From 2011 to 2012, Mr. Klein was Vice President of mechanical engineering, and from 2009 to 2011 Mr. Klein served as mechanical engineering director. From 2007 to 2009, Mr. Klein served as manager of our Product Engineering Department, and from 1994 to 2007 Mr. Klein served as Product Engineer, Product Engineering Department, and was responsible for the design of various projects. Mr. Klein obtained a Bachelor of Science in Mechanical Engineering from Tel-Aviv University in 1994 and a Certificate from the Technology Institute of Management, Executive Management Program and Stanford Executive Program.

Nir Wolf.                 Nir Wolf has served as our Executive Vice President for Market development since January 10, 2015. From January 1, 2010 to January 9, 2015, Mr. Wolf served as our Executive Vice President for Business Development, Marketing and Sales, Rest of the Word. From 2005 to 2009, Mr. Wolf served as our Vice President, Distributed Power responsible for the marketing, sales, engineering and after sales activities of the remote power units. From 1999 to 2005, Mr. Wolf had a leading position as Business Development Manager in the Marketing and Sales Department. Starting 1994, when Mr. Wolf joined us, he was positioned in the Project Management Department as a Budget and Schedule Controller and later on as a Project Manager. Mr. Wolf obtained a Bachelor of Science in Industrial Engineering, cum laude from the Technion – Israel Institute of Technology in 1991. In 1995, Mr. Wolf obtained a Master of Business Administration from the Bar Ilan-University. Mr. Wolf participated in the Technion Institute of Management Senior Executive Program.

Etty Rosner.           Etty Rosner has served as our Corporate Secretary since October 21, 2004. Ms. Rosner is also our Senior Vice President of Contract Management since 2007. From 2004 to 2007, Ms. Rosner was our Vice President of Contract Management; and from 1999 to 2004, Ms. Rosner was the Vice President of Contract Management of Ormat Industries Ltd. From 1991 to 1999, Ms. Rosner was Contract Administration Manager and Corporate Secretary of Ormat Industries Ltd.; and from 1981 to 1991, Ms. Rosner was the Manager of the Export Department and Office Administrative Manager of Ormat Industries Ltd. Ms. Rosner obtained a Diploma in General Management from Tel Aviv University in 1990.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 5, 2015 for:

● each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

● each of our directors;

● each of our Named Executive Officers (as defined under "Summary Compensation Table" below); and

● all of our directors and executive officers as a group.

Percentage ownership is based on 48,640,214 shares of Common Stock outstanding as of March 5, 2015. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
	Number		Percent
Principal Stockholder:
FIMI ENRG, L.P. and FIMI ENRG, Limited Partnership	11,607,361	(1)	23.87%
Bronicki Investments Ltd.	11,607,361	(1)	23.87%
Migdal Insurance & Financial Holdings Ltd.	4,577,323	(2)	9.41%
Clal Insurance Enterprises Holdings Ltd.	3,753,966	(3)	7.72%
Psagot Investment House Ltd.	2,563,935	(4)	5.27%
Directors and Named Executive Officers
Yoram Bronicki†	4,293,243	(5)	8.83%
Gillon Beck††	7,336,618	(6),(7)	15.08%
Yehudit Bronicki†	4,293,243	(5)	8.83%
Dan Falk††	22,500	(8)	—
Ami Boehm††	7,336,618	(6),(9)	15.08%
Robert F. Clarke††	39,500	(10)	—
Robert E. Joyal††	22,500	(11)	—
David Granot††	18,750	(12)	—
Isaac Angel	—		—
Doron Blachar†	66,250	(13)	—
Zvi Krieger	98,000	(14)	—
Shimon Hatzir	99,072	(15)	—
Nir Wolf	73,000	(16)	—
Directors and Named Executive Officers as a group	12,089,934	(17)	24.90%
__________

† c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

†† c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The information provided for FIMI ENRG, L.P. ("FIMI ENRG 1") and FIMI ENRG, Limited Partnership ("FIMI ENRG 2", and together with FIMI ENRG 1, "FIMI") and Bronicki Investments is based on their respective Schedule 13Ds filed with the SEC on February 17, 2015. As reported therein, FIMI is the beneficial owner of 7,314,118 shares, representing a beneficial ownership of 15.06% of our shares, and Bronicki Investments is the beneficial owner of 4,293,243 shares, representing a beneficial ownership of 8.18% of our shares. FIMI and Bronicki Investments are party to (i) a shareholder rights agreement, dated March 16, 2012, which was amended and restated on November 10, 2014, and (ii) a share purchase agreement, dated March 16, 2012. By virtue of the shareholder rights agreement, each of FIMI and Bronicki may be deemed to beneficially own, and have shared voting power over, the shares of our Common Stock beneficially owned by the other party to the shareholder rights agreement, such that, collectively, they may be deemed to beneficially own 11,607,361 shares, representing a beneficial ownership of 23.92% of our shares. Each of FIMI and Bronicki Investments disclaims beneficial ownership of all shares of our Common Stock beneficially owned by the other party to the shareholder rights agreement. FIMI's address is 98 Yigal Alon Street, Tel- Aviv, Israel 67891. Bronicki Investments' address is 5H’ Brosh 5 Street, Yavne, Israel 81510. See also footnotes 3 and 4 below.

(2)
The information provided for Migdal Insurance & Financial Holdings Ltd. ("Migdal) is based on Migdal's Schedule 13G filed with the SEC on February 25, 2015. Migdal reported shared voting and dispositive power with regard to all of the 4,577,323 shares beneficially held by Migdal and stated that of the 4,577,323 shares reported (i) 4,298,785 shares are held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by subsidiaries of Migdal, according to the following segmentation: 2,435,452 shares are held by profit participating life assurance accounts, 1,678,295 shares are held by provident funds and companies that manage provident funds and 185,038 shares are held by companies for the management of funds for joint investments in trusteeship, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 278,538 are beneficially held for their own account (Nostro account).  Migdal disclaims beneficial ownership of 4,298,785 of these shares. Migdal's address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.

(3)
The information provided for Clal Insurance Enterprises Holdings Ltd. ("Clal") is based on Clal's Schedule 13G/A filed with the SEC on February 17, 2015. Clal reported shared voting and dispositive power with regard to all of the 3,753,966 shares beneficially held by Clal and stated that of the 3,753,966 shares reported (i) 3,639,098 are held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions and (ii) 114,868 shares are beneficially held for its own account. Clal disclaims that it is the beneficial owner of more than 114,868 shares. Clal's address is 48 Menachem Begin Road, Tel Aviv 66180, Israel.

(4)
The information provided for Psagot Investment House Ltd. ("Psagot") is based on Psagot's Schedule 13G filed with the SEC on February 23, 2015. Psagot reported shared voting and dispositive power with regard to 2,137,144 shares beneficially held by Psagot and stated that of the 2,563,935 shares reported (i) 426,791 shares are beneficially owned by portfolio accounts managed by Psagot Securities Ltd., (ii) 769,320 shares are beneficially owned by Psagot Exchange Traded Notes Ltd., (iii) 195,817 shares are beneficially owned by mutual funds managed by Psagot Mutual Funds Ltd. (of this amount, 10,938 shares may also be considered beneficially owned by Psagot Securities Ltd., but are not included in the shares beneficially owned by Psagot Securities Ltd., as indicated above) and (iv) 1,172,007 shares are beneficially owned by provident funds and pension funds managed by Psagot Provident Funds and Pension Ltd. Psagot disclaims beneficial ownership of all of these shares. Psagot's address is Psagot Investment House Ltd. - 14 Ahad Ha’am Street, Tel Aviv 6514211, Israel.

(5)
The information provided herein is based, in part, on the Schedule 13D filed by Bronicki Investments with the SEC on February 17, 2015. Yehudit Bronicki is a director in Bronicki Investments Ltd. and, together with her husband Lucien Bronicki, has voting control of the shares of our Common Stock held by Bronicki Investments, and beneficially owns 20% of Bronicki Investments. Accordingly, she may be deemed by virtue of her relationship with Bronicki Investments to beneficially own and have shared power of disposition and voting over the shares of Common Stock beneficially owned by Bronicki Investments. Ms. Bronicki disclaims beneficial ownership of all shares of Common Stock held by Bronicki Investments, except to the extent of her 20% ownership of Bronicki Investments. Yoram Bronicki beneficially owns 20% of Bronicki Investments, and accordingly he may be deemed by virtue of his relationship with Bronicki Investments to beneficially own the shares of Common Stock beneficially owned by Bronicki Investments. Mr. Bronicki does not have voting control or dispositive control over the shares of Common Stock held by Bronicki Investments. Mr. Bronicki disclaims beneficial ownership of the reported securities except to the extent of his 20% ownership of Bronicki Investments. See also footnote 1 above.

(6)
The information provided herein is based, in part, on the Schedule 13D filed by FIMI with the SEC on February 17, 2015. Includes 7,314,118 shares beneficially owned by FIMI. Each of Gillon Beck and Ami Boehm is a partner of FIMI and has voting control of the shares held by FIMI. Accordingly, they may be deemed to share beneficial ownership of the shares held by FIMI. Each of Gillon Beck and Ami Boehm disclaim beneficial ownership of all such shares. See also footnote 1 above.

(7)
Includes 22,500 shares of Common Stock issuable to Mr. Beck upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Beck have exercise prices that range between $18.56 and $26.70 per share of Common Stock and expire at different periods between August 1, 2019 and November 5, 2020. See also footnote 1 above.

(8)
Includes 22,500 shares of Common Stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Falk have exercise prices that range between $18.56 and $38.50 per share of Common Stock and expire at different periods between November 5, 2016 and November 5, 2020.

(9)
Includes 22,500 shares of Common Stock issuable to Mr. Boehm upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Boehm have exercise prices that range between $18.56 and $26.70 per share of Common Stock and expire at different periods between August 1, 2019 and November 5, 2020. See also footnote 1 above.

(10)
Includes (a) 2,000 shares of Common Stock purchased at market and (b) 37,500 shares of Common Stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Clarke have exercise prices that range between $18.56 and $38.50 per share of Common Stock and expire at different periods between November 5, 2015 and November 5, 2020.

(11)
Includes 22,500 shares of Common Stock issuable to Mr. Joyal upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Joyal have exercise prices that range between $18.56 and $26.70 per share of Common Stock and expire at different periods between August 1, 2019 and November 5, 2020.

(12)
Includes 18,750 shares of Common Stock issuable to Mr. Granot upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Granot have exercise prices that range between $18.56 and $26.70 per share of Common Stock and expire at different periods between August 1, 2019 and November 5, 2020.

(13)
Includes 66,250 shares of Common Stock issuable to Mr. Blachar upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Blachar have an exercise price that range between $20.54 to $24.57 per share of Common Stock and expire between February 9, 2019 to April 2, 2019.

(14)
Includes 98,000 shares of Common Stock issuable to Mr. Krieger upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Krieger have exercise prices that range between $20.13 and $45.78 per share of Common Stock and expire at different periods between April 8, 2015 and June 4, 2019.

(15)
Includes 99,072 shares of Common Stock issuable to Mr. Hatzir upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Hatzir have exercise prices that range between $20.13 and $45.78 per share of Common Stock and expire at different periods between April 8, 2015 and June 4, 2019.

(16)
Includes 73,000 shares of Common Stock issuable to Mr. Wolf upon the exercise of options that are exercisable within 60 days of March 5, 2015. The options granted to Mr. Wolf have exercise prices that range between $20.13 and $45.78 per share of Common Stock and expire at different periods between April 8, 2015 and June 4, 2019.

(17)
This number includes (a) 11,607,362 shares of Common Stock and (b) options (including SARs) to purchase 482,572 shares of Common Stock of the Company exercisable within 60 days of March 5 , 2015, held directly (or deemed to be beneficially owned) by all of our directors and executive officers as a group. These options have exercise prices that range between $18.56 and $45.78 per share of Common Stock and expire at different periods between April 8, 2015 and November 5, 2021.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives

The overall objective of our executive compensation policies and procedures is to offer short-term, medium-term and long-term compensation components that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our executives with those of our stockholders. As described below, the short-term component of our executive compensation packages consists of annual salary, the medium-term component consists of an annual bonus, and the long-term component consists of equity awards.

We aim to design executive compensation packages, like our general compensation policies, that meet or exceed competitive compensation averages for executives with similar responsibilities at companies with similar financial, operating and industry characteristics in similar locations. In most cases, we do not benchmark to a particular industry or companies, but we informally consider published data, such as labor indices, in formulating our executive compensation packages.

Elements of Compensation

Our compensation program consists of three elements, namely, annual salary, annual bonus, and equity awards:

1.	Annual salary, which is paid bi-monthly, is intended to provide an annual income at a level consistent with individual contributions.

2.
Annual bonuses, which are paid semi-annually for our executives, are intended to link our executive officers’ compensation to the Company’s overall performance, as well as, in most cases, their individual achievements.

3.
Equity awards are designed to promote long-term leadership and align the interests of our executives with those of our stockholders, while the vesting schedule assists us in retaining our executives in our employ. Equity awards typically begin to vest following two years from the date of grant, with 25% vesting on each of the second and third anniversaries of the date of grant and the remaining 50% on the fourth anniversary of the date of grant. All employees and consultants of the Company are eligible to receive equity awards pursuant to the Company's incentive compensation plan. The term of our equity awards typically ranges from six to ten years from the date of grant; as to our current executives, with the exception of two of our current NEOs, there is no provision that provides for accelerated vesting upon a change in control; and there is no holding period for vested options.

Each element is determined individually, based on the relevant criteria described in this discussion.

    In addition to these main compensation components, executives who are residents in Israel receive, as a function of their salary payments, the standard social benefits (i.e., severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the employee’s salary and are not subject to discretionary adjustments. Executives who are residents in the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

Determination of Amounts and Formulas for Compensation

Annual Salary

Consistent with our objectives with regard to our executives, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers annually at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations. The Compensation Committee typically does not undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies and the members of the Compensation Committee evaluate the executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market cap or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry segment). However, as described above, the Compensation Committee did retain the services of Reda, an independent compensation consultant, with respect to our engagement with the CEO in February 2014.

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive, and the executive’s scope of responsibility in relation to other officers and key executives within the Company. Annual salaries reflect current practices within a named executive officer's specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an NEO depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior year’s audited financial statements, the CEO determines whether and to what degree to award salary increases to any of the NEOs. Factors that are considered include the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the particular NEO’s effectiveness in supporting the Company’s long-term goals. We also consider the executive’s department’s contribution to our success as well as our general achievements during the preceding year. All salary increases are awarded retroactive to January 1. Salaries are paid on a bi-monthly basis, and with two exceptions, each of our current NEOs has a standard employment agreement that is based on a format used company-wide.

Annual Bonus

Our Board of Directors has determined that up to 20% of our annual profits may be distributed by the Company as bonuses to employees. Each year, following publication of our financial statements for the preceding year, our Compensation Committee determines the basket of bonuses that may be awarded on a company-wide basis for the prior year and our CEO determines the particular bonuses to be awarded to each executive, including our NEOs (other than the CEO) and as to the bonuses to be awarded to our other NEOs such determination is subject to the approval of the Compensation Committee.

The determination of the amount of the annual bonus paid to each executive is based on a number of factors, including specific results of our performance, such as revenue growth and profitability, together with individual performance criteria, such as meeting budget objectives and achieving business goals related to their responsibilities. In addition, a subjective evaluation of each NEO's performance and contribution to the Company's financial results is made by the CEO. The annual bonuses awarded to our executives are forward-looking in that, although they relate to past performance, they are applied to and paid in two installments (in April and September) during the year following the publication of our financial statements for the preceding year, and paid only to executives who are employed by the Company at the time each bonus installment is scheduled to be paid. This is consistent with our objective of providing a medium-term incentive for our executives.

Equity Awards

We are committed to long-term incentive programs for executives that promote the long-term growth of the Company and align the interests of executives with those of our stockholders. The determination of the overall basket of equity awards that may be awarded to our employees each year is determined in a similar manner to our annual incentive bonuses. Once a year, following the publication of our financial results for the preceding year, our Compensation Committee determines the annual basket of equity awards that may be made to all of our employees. This basket is typically calculated as up to 1.5% of the outstanding shares of the Company.

Our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each executive considering the Company’s performance and relative stockholder return, the expected contribution of the NEO to the Company’s growth and success, and awards given to the executive officers of the Company in past years. As our CEO is intimately involved in our day-to-day activities and work closely with our officers, he has the knowledge to make a subjective determination of the individual executive's contribution to our growth and success. No specific criteria are used in making these determinations. This process is typically completed within one month from the determination of the basket of awards for the year. In general, the equity awards that we grant to our executives are subject to the same pricing, vesting, and exercise terms that govern the grant of equity awards to all of our employees.

Historically, we granted our executives stock options as the long-term component of their compensation. In 2012 and 2013 our Compensation Committee decided to grant our executives SARs instead of stock options because the Compensation Committee determined that SARs provide comparable long-term incentives while utilizing fewer shares of Common Stock. In 2014, our Compensation Committee granted stock option awards to Isaac Angel and Doron Blachar. In addition, we grant stock options to newly hired executives upon their commencement of employment.

In 2012, the Board adopted, and our stockholders approved, a new 2012 Incentive Compensation Plan, as amended in 2014.

Tax Considerations

Our Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and our other NEOs (except the Chief Financial Officer) other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements. Based on these requirements, since none of the NEOs who are employed by the Company received compensation in excess of $1.0 million, the Compensation Committee has determined that Section 162(m) will not prevent us from receiving a tax deduction for any of the compensation paid to our executive officers.

At our 2014 Annual Meeting of Stockholders, approximately 90.0% of the shares voted at the meeting voted to approve on an advisory basis the compensation of the Company’s named executive officers. Based on this endorsement, the Compensation Committee has not implemented any changes in our executive compensation program as a result of such vote. A say-on-pay vote will be taking place at the Company's 2017 Annual Meeting of Stockholders. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for its named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and Proxy Statement.

Submitted on February 24, 2015 by the members of the Compensation Committee of the Board of Directors of Ormat Technologies, Inc.

Yehudit Bronicki, Chair Dan Falk Ami Boehm David Granot

The foregoing Compensation Committee Report on Executive Compensation and compensation-related disclosures set forth in the proxy statement shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation earned by (1) all individuals who served as our Chief Executive Officer during any part of 2014, (2) our Chief Financial Officer, (3) our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2014, and (4) one additional individual for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer as of December 31, 2014 (together, our "NEOs") during the years ended December 31, 2014, 2013, and 2012 for such periods that such individual was serving as an NEO:

Name and Principal Position	Year	Salary($)	Bonus($)		Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Isaac Angel, Chief Executive Officer (2)	2014	368,577	318,750		3,785,820	80,901	(3)	4,554,048

Doron Blachar, Chief Financial Officer	2014	358,118	62,566		187,871	96,540	(4)	705,095
	2013	263,470	—		564,000	63,756		891,226
Zvi Krieger, Executive Vice President of the Electricity Segment	2014	226,465	78,208		None	74,789	(5)	379,462
	2013	211,640	—		337,500	72,924		622,064
	2012	198,015	—		175,560	63,829		437,404
Shimon Hatzir, Executive Vice President of Engineering	2014	217,337	42,659		None	65,238	(6)	325,234
	2013	211,012	—		337,500	61,074		609,586
	2012	198,114	—		175,560	69,052		442,726
Nir Wolf, Executive Vice President for Market Development	2014	219,459	78,208		None	70,405	(7)	368,072
	2013	214,257	—		337,500	62,849		614,606
	2012	201,172	—		175,560	57,348		434,080
Yehudit Bronicki, Director (Former Chief Executive Officer) (8)	2014	75,000	198,750	(9)	55,714	72,356	(10)	401,820
	2013	150,000	294,285	(9)	None	63,356		507,641
	2012	150,000	—		None	62,025		212,025
Yoram Bronicki, Chairman of the Board of Directors (Former President and Chief Operating Officer) (11)	2014	168,000	331,250	(12)	None	76,627	(13)	575,877
	2013	168,000	294,285	(12)	None	66,103		528,388
	2012	168,000	—		None	78,472		246,472

(1)
Represents the grant date fair value of all option awards in accordance with accounting guidance for stock compensation. The awards were SARs. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. The fair value of each grant of stock-based awards on the date of grant is estimated using the Black-Scholes valuation model and the assumptions noted in the following table.

	Year Ended December 31,
	2014	2013	2012
Risk-free interest rates	1.7%	0.8%	1.0%
Expected lives (in years)	5.1	4.6	5.0
Dividend yield	0.9%	0.71%	0.81%
Expected volatility	35.1%	37.8%	47.2%
Forfeiture rate	0.0%	5.6%	6.4%

The expected lives represents the period that our stock-based awards are expected to be outstanding. In the absence of enough historical information, the expected lives was determined using the simplified method giving consideration to the contractual term and vesting schedule. The dividend yield forecast is expected to be 20% of our annual net profit, which is equivalent to a 0.9% annual weighted average dividend rate in the year ended December 31, 2014. The risk-free interest rate was based on the yield from U.S. constant treasury maturities bonds with an equivalent term. The forfeiture rate is based on trends in actual stock-based awards forfeitures.

(2)	Isaac Angel commenced serving as an officer of the Company on April 1, 2014, and assumed the position of Chief Executive Officer as of July 1, 2014.

(3)
Includes payments of car-related expenses in the amount of $16,442; Israel National Insurance in the amount of $6,815; U.S. Social Security in the amount of $2,648; health insurance in the amount of $109; Defined Contribution Plan in the amount of $48,431; Education Fund in the amount of $2,931; and perquisites amounting to $3,525.

(4)
Includes payments of car-related expenses in the amount of $22,826; Israel National Insurance in the amount of $9,166; health insurance in the amount of $51; convalescence pay in the amount of $3,215; Defined Contribution Plan in the amount of $52,462; Education Fund in the amount of $3,944; and perquisites amounting to $4,876.

(5)
Includes payments of car-related expenses in the amount of $13,957; Israel National Insurance in the amount of $9,166; health insurance in the amount of $51; convalescence pay in the amount of $1,837; Defined Contribution Plan in the amount of $32,749; Education Fund in the amount of $3,944; vacation redemption of $11,805; and perquisites amounting to $1,280.

(6)
Includes payments of car-related expenses in the amount of $13,957; Israel National Insurance in the amount of $9,166; convalescence pay in the amount of $1,837; Defined Contribution Plan in the amount of $31,479; Education Fund in the amount of $3,944; and perquisites amounting to $4,855.

(7)
Includes payments of car-related expenses in the amount of $16,065; Israel National Insurance in the amount of $9,166; health insurance in the amount of $51; convalescence pay in the amount of $1,837; Defined Contribution Plan in the amount of $35,662; Education Fund in the amount of $3,944; and perquisites amounting to $3,680.

(8)
Yehudit Bronicki served as our Chief Executive Officer from July 1, 2004 until June 30, 2014. During this time period, she was also a member of our Board of Directors, a position that she continues to hold.

(9)	Represents the annual bonus paid to Mrs. Bronicki from the Company during the period that she served as our Chief Executive Officer, based on formulas that were set forth in her employment agreement.

(10)
Includes payments of car-related expenses in the amount of $14,275; directors fees in the amount of $32,000; Israel National Insurance in the amount of $1,275; U.S. Social Security in the amount of $2,295; health insurance in the amount of $232; convalescence pay in the amount of $1,837; Defined Contribution Plan in the amount of $17,893; Education Fund in the amount of $1,426; and perquisites amounting to $1,123.

(11)
Yoram Bronicki served as our President and Chief Operating Officer from July 1, 2004 until June 30, 2014, and as a member of our Board of Directors since November 12, 2004. Mr. Bronicki assumed the position of Chairman of our Board of Directors as of June 30, 2014.

(12)
Represents the annual bonus paid to Mr. Bronicki from the Company, based on formulas that are set forth in his employment agreement. Pursuant to Mr. Bronicki's employment agreement, as of June 30, 2014 his annual bonus is equal to 0.5% of the Company’s annual consolidated profits (after tax) above $2,000,000 up to a maximum of six times his annual base salary.

(13)
Includes payments of car-related expenses in the amount of $14,275; Israel National Insurance in the amount of $8,414; U.S. Social Security in the amount of $10,550; health insurance in the amount of $14,795; convalescence pay in the amount of $1,837; 401(k) Plan matching contribution in the amount of $3,500; Defined Contribution Plan in the amount of $18,111; Education Fund in the amount of $2,366; and perquisites amounting to $2,779.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2014:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (1)
Isaac Angel	April 1, 2014	100,000	(2)	29.52	1,287,637	(3)
Isaac Angel	April 1, 2014	300,000	(4)	29.52	2,498,183	(5)
Doron Blachar	February 10, 2014	32,500	(6)	24.57	187,871	(8)
Zvi Krieger	None	None		N/A	N/A
Shimon Hatzir	None	None		N/A	N/A
Nir Wolf	None	None		N/A	N/A
Yehudit Bronicki	November 5, 2014	7,500	(7)	28.23	55,714
Yoram Bronicki	None	None		N/A	N/A

(1)	These amounts are the grant date fair value of each award, computed in accordance with accounting guidance for stock compensation using the Black-Scholes valuation model.

(2)
These grants were stock options, which will become fully vested seven years following the date of the grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control.

(3)
The fair value of the options granted to Mr. Angel and recorded as compensation expenses in our consolidated financial statements for the year ended December 31, 2014, based on the fair value of this options grant, in accordance with accounting guidance for equity-based compensation, was $137,961. For a discussion of the assumptions used in reaching this valuation, see Note 1 to the Summary Compensation Table above.

(4)
These grants were stock options that will vest in four equal installments, commencing March 31, 2016. The options expire six years from the date of grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control.

(5)
The fair value of the options granted to Mr. Angel and recorded as compensation expenses in our consolidated financial statements for the year ended December 31, 2014, based on the fair value of this options grant, in accordance with accounting guidance for equity-based compensation, was $601,125. For a discussion of the assumptions used in reaching this valuation, see Note 1 to the Summary Compensation Table above.

(6)
These grants were stock options. Options to purchase 16,250 shares of common stock will vest and become exercisable on February 9, 2015, and options to purchase 8,125 shares of common stock will vest and become exercisable on each of February 9, 2016 and 2017. The options expire five years from the date of grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control.

(7)	These grants were stock options that will vest on November 5, 2015. The options expire seven years from the date of grant.

(8)
The fair value of the options granted in 2014 to Mr. Blachar and recorded as compensation expenses in our consolidated financial statements for the year ended December 31, 2014, based on the fair value of this options grant, in accordance with accounting guidance for equity-based compensation, was $121,986. For a discussion of the assumptions used in reaching this valuation, see Note 1 to the Summary Compensation Table above.

Employment Agreements

The following are descriptions of the material terms of our NEOs’ employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards table above.

General

Isaac Angel is employed by Ormat Systems, one of our subsidiaries, and by us, and serves as our Chief Executive Officer. Doron Blachar is employed by Ormat Systems and serves as our Chief Financial Officer. Zvi Krieger is employed by Ormat Systems and serves as our Executive Vice President of the Electricity Segment; Shimon Hatzir is employed by Ormat Systems and serves as our Executive Vice President of Engineering and Nir Wolf is employed by Ormat Systems and serves as our Executive Vice President for Market Development.

Each of Messrs. Angel, Blachar, Krieger, Hatzir and Wolf is party to an employment agreement with Ormat Systems (and, in the case of Mr. Angel, also with us) that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits.

Under the employment agreements of Messrs. Krieger, Hatzir, Blachar and Wolf either party may terminate the employment relationship upon thirty days up to one hundred and twenty days prior written notice, while Mr. Angel's agreement provides for prior written notice of six months.  However, termination for cause does not require any prior notice and an employee who is terminated for cause is not entitled to any subsequent payments.

The actual salary and other compensation arrangements of Messrs. Angel, Blachar, Krieger, Hatzir and Wolf are agreed upon separately with each employee. Each of these individuals is also covered by Ormat Systems’ management insurance plan, to which Ormat Systems contributes a percentage of such individual’s salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees. In addition, each of the individuals has the benefit of the use of a company-leased car.

The employment agreements of Messrs. Angel, Blachar, Krieger, Hatzir and Wolf also contain provisions that are designed to restrict them from engaging in activities competitive with the business of the Company for a period ranging from 12 to 36 months following termination of employment and, in the case of the employment agreements of Messrs. Angel and Blachar, from soliciting any employees, customer or supplier of the Company for a period ranging from 12 to 24 months following termination of employment.

Isaac Angel

Pursuant to the employment agreement we entered with Mr. Angel, he is entitled to the following:

●
Salary: Annual gross salary of NIS 1,620,000 (equal to approximately $407,000 based on the representative exchange rate set by the Bank of Israel on March 5, 2015), which salary is linked to the Israeli consumer price index.

●
Annual Performance Bonus: If the Company's annual consolidated net income ("Annual Profits") is above $20 million, Mr. Angel will be entitled to receive an annual bonus (the "Annual Bonus") equal to (a) 0.75% of Annual Profits of up to $50 million (inclusive), and (b) 1.00% of the portion of the Annual Profits, if any, that is above $50 million; provided that, in any event, the Annual Bonus shall not exceed $750,000.

●
Initial Option Grant: Stock options granted on April 1, 2014 to purchase 100,000 shares of common stock at an exercise price equal to $29.52, the closing price of the common stock on the date of grant. The options were granted under our 2012 Incentive Compensation Plan and vest in one installment on the seventh (7th) anniversary of the date of grant. These options expire seven and a half (7.5) years following the grant date.

●
Second Option Grant: Stock options granted on April 1, 2014 to purchase 300,000 shares of common stock at an exercise price equal to $29.52, the closing price of the common stock on the date of grant. These options were granted under our 2012 Incentive Compensation Plan and vest in four equal installments, commencing with the second (2nd) anniversary of the date of grant. These options expire six (6) years following the grant date.

●
Termination: Each of the Company and Mr. Angel may terminate the employment with the Company, for any reason, by providing six (6) months of prior notice of such termination (the "Notice Period"). Other than in the case of termination of employment with the Company for "cause", Mr. Angel will be entitled to continue to receive his compensation during the Notice Period.

●
Termination in connection with a Change of Control: In the event that Mr. Angel's employment is terminated by the Company without cause, or he resigns for a "good reason", within two (2) months before, or twelve (12) months following, the consummation of a "change of control" (as defined in the Employment Agreement), Mr. Angel is entitled to the following: (i) the Notice Period (and consequently, the period during which compensation is payable to Mr. Angel) will be extended from six (6) months to twelve (12) months; and (ii) all the stock options described above are accelerated and will become fully vested and exercisable.

See also under "Potential Payments upon Termination or Change in Control" below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2014:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Isaac Angel	None	100,000	(1)	29.52	September 30, 2021
	None	300,000	(2)	29.52	March 31, 2020
Doron Blachar	25,000	75,000	(3)	20.54	April 2, 2019
	None	32,500	(4)	24.57	February 9, 2019
Zvi Krieger	15,000	None		34.13	April 7, 2016
	24,000	None		45.78	April 8, 2015
	31,200	None		26.84	March 18, 2016
	24,000	None		29.95	April 16, 2017
	12,000	12,000	(5)	25.65	March 31, 2018
	5,500	16,500	(6)	20.13	April 2, 2019
	None	50,000	(7)	23.34	June 4, 2019
Shimon Hatzir	9,000	None		34.13	April 7, 2016
	17,500	None		45.78	April 8, 2015
	22,750	None		26.84	March 18, 2016
	24,000	None		29.95	April 16, 2017
	12,000	12,000	(5)	25.65	March 31, 2018
	2,366	16,500	(6)	20.13	April 2, 2019
	None	50,000	(7)	23.34	June 4, 2019
Nir Wolf	3,500	None		34.13	April 7, 2016
	7,500	None		45.78	April 8, 2015
	9,000	None		26.84	March 18, 2016
	24,000	None		29.95	April 16, 2017
	6,000	12,000	(5)	25.65	March 31, 2018
	5,500	16,500	(6)	20.13	April 2, 2019
	None	50,000	(7)	23.34	June 4, 2019
Yehudit Bronicki	None	None		N/A	N/A
Yoram Bronicki	None	None		N/A	N/A

(1)
These are stock options, which will become fully vested seven years following the date of the grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control, as described above under "Employment Agreements – Isaac Angel".

(2)
These are stock options vest in four equal installments, commencing March 31, 2016. The options expire six years from the date of grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control, as described above under "Employment Agreements – Isaac Angel".

(3)
These are stock options which began to vest one year after the April 2013 grant date, with 25% of the stock options vesting on each of the first, second, third, and fourth anniversaries of the grant date. The stock options will become completely exercisable in April 2017.

(4)
These are stock options which began to vest one year after the February 2014 grant date, with 50% of the stock options vesting on each of the first and second anniversaries of the grant date. The stock options will become completely exercisable in February 2016.

(5)
These are SARs which begin to vest two years after the March 2011 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2015. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(6)
These are SARs which begin to vest two years after the April 2012 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in April 2016. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(7)
These are SARs which begin to vest two years after the June 2013 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in June 2017. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

Option Exercises

Our NEOs exercised options to purchase 9,134 shares of our common stock during the year ended December 31, 2014.

Potential Payments upon Termination or Change in Control

The employment agreements of our executives contain the following terms regarding post-termination and change in control payments:

Pursuant to the terms of Isaac Angel's and Yoram Bronicki’s employment agreements, if the Company or the respective executive officer terminates his or her employment agreement for any reason other than for cause, the respective executive officer will be entitled to his or her salary, bonus and other benefits for the applicable notice period. The notice period in the employment agreements of Isaac Angel is six months and the notice period in the employment agreement of Yoram Bronicki is 120 days. In the event of termination other than for cause, the executive officer will also be entitled to an assignment of his or her “executive manager’s insurance policy” and monies accumulated under such policy based on deductions from his or her base salary, and a payment of the difference, if any, between the sums accumulated under such policy on account of his or her severance pay, and the amount of severance pay to which he or she is entitled based on the monthly base salary at the time of termination multiplied by the number of years he or she has been employed by us or Ormat Industries.

Isaac Angel.  Mr. Angel is entitled to change in control payments if within two months prior to or twelve months following the occurrence of a change in control, his employment is terminated by the Company other than for cause or if he resigns for good reason. In either of these events, Mr. Angel's notice period will be twelve months in place of six months, and all options granted to Mr. Angel will be accelerated and will become fully vested and exercisable (or payable) as of the date of the change in control (in the event the termination or resignation occurred prior to or at the date of the change in control) or as of the termination date (in the event the termination or resignation occurred after the date of change in control). We will also be required to pay him any compensation entitled to him during the lengthened notice period.

“Change in Control” is defined for this purpose as the consummation of any of the following events, in a single transaction or in a series of related transactions: (i) the acquisition of us by another person(s) or entity by means of a merger, reorganization, consolidation, or similar event in which such person(s) or entity, who is not an affiliate of our controlling stockholders, as constituted immediately prior to such acquisition, will hold, immediately after such acquisition, more than 50% of the outstanding voting power of us, the acquiring, resulting or surviving corporation; (ii) any transaction in which control of us is transferred to another person(s) or entity, who is not affiliated with any of the our current controlling stockholders; or (iii) the sale of all or substantially all of the assets of us (on a consolidated basis) to another entity (except an entity who is a member of the Ormat group or any other person(s) or entity who is affiliated with any of our current controlling stockholders). Notwithstanding the foregoing, the term Change in Control excludes any transaction or series of related transactions that are part of an internal voluntary reorganization and/or restructuring of us and/or the Ormat group that does not involve the acquisition of control by a third party not affiliated with the Ormat group, such as a change in the state of our incorporation and/or acquisition by us of our own shares from any person.

“Good reason” is defined for this purpose as (i) a reduction in salary or diminution of an annual bonus opportunity; (ii) diminution in authority, responsibilities or duties; (iii) diminution in the budget over Mr. Angel has authority; (iv) adverse change in reporting responsibilities; (v) relocation of Mr. Angel's main office; and (vi) any other breach of the employment agreement.

“Cause” is defined for this purpose as (i) any of the reasons mentioned in Sections 16-17 to the Israel Severance Pay Law, 1963; (ii) conviction of any felony involving moral turpitude or affecting us or our affiliates (including a plea of guilty or no contest); (iii) conviction for the embezzlement of funds of us or our affiliates or an attempt to do so; (iv) conduct by Mr. Angel that constitutes gross misconduct or gross neglect of his duties to us or our affiliates, as well as any breach of Mr. Angel's fiduciary duties to us or our affiliates; and (v) breach of any material term of the employment agreement ; provided such breach was not cured (if capable of being cured) by Mr. Angel within 14 days following written notice thereof.

Yoram Bronicki. Yoram Bronicki is also entitled to change in control payments if (a) within three years following the occurrence of a change in control, the executive officer’s employment is terminated by the Company other than for disability or cause, (b) within 180 days following a change in control, the respective executive officer terminates his or her employment agreement for any reason with 90 days’ prior written notice or  (c) within three years following the occurrence of a change in control, the respective executive officer terminates his or her employment agreement for good reason. In any such event, we will be required to pay him or her a lump sum equal to (1) his or her full unpaid and accrued base salary through the date of termination; (2) his or her monthly base salary at the time of the change in control including any increases therein for 24 months; (3) bonus payments for the next two years calculated as the average of the annual bonus paid to him or her for the two years immediately preceding the change in control; (4) a portion of the annual bonus for the year in which the termination of employment occurs with the amount thereof multiplied by a fraction, the numerator of which is the number of days in the relevant year through the date of termination and the denominator of which is 365; and (5) any unpaid annual bonus for any completed year. Yoram Bronicki would be entitled as well to the amount of the annual matching contribution that would be made by the Company to his 401(k) plan assuming his maximum contribution under the plan, multiplied by two. In addition, the executive officer will also be entitled to all employee health, accident, life insurance, disability and other employee welfare benefits for a two-year period following his or her last day worked, or until he or she obtains new employment, whichever is earlier.

“Cause” means for this purpose an employee’s conviction of a criminal offense constituting an act of moral turpitude.

A “change in control” for these purposes will be deemed to occur if: (i) any person holds or becomes the holder of 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or of Ormat Industries, excluding any acquisition directly from the Company or from Ormat Industries or any acquisition by the Company; (ii) more than 50% of the current members of the Board of Directors or directors nominated by the current members of the Board no longer serve as directors; (iii) the Company merges or is consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of the Company are sold or otherwise acquired by, another corporation or entity; or (iv) the stockholders of the Company or of Ormat Industries approve a complete liquidation or dissolution of the Company or Ormat Industries.

    “Good reason” for these purposes means: (i) a reduction by the Company in the respective executive officer’s base salary or bonus as in effect at the time of a change in control, or a change in the manner of computation of such officer’s bonus that is adverse to him or her; (ii) the assignment to the respective executive officer of any duties inconsistent with his or her position, duties, responsibilities and status with the Company at the time of the change in control, or any material reduction in authority or responsibilities from those assigned at the time of the change in control, or a change in such officer’s title or offices as in effect at the time of the change in control, or any removal of such officer from, or any failure to re-elect such officer to, any of such positions, except in connection with the termination of such officer’s employment by reason of disability or for cause; or (iii) the relocation of the respective executive officer’s office to a location more than 60 miles from its location at the time of a change in control.

If Yoram Bronicki’s employment is terminated by the Company other than for disability or cause, and a change in control (as defined in Internal Revenue Code Section 409A) occurs within six months thereafter, the executive officer will be entitled to the payments described above.

Except as described below, Yoram Bronicki will be restricted for a period of one year following his or her termination of employment from accepting employment with or advising certain companies in competition with us; or soliciting any of our employees to leave our employ. These restrictions will not apply if (i) Yoram Bronicki terminates his or her employment for good reason following a change in control; or (ii) the Company terminates Yoram Bronicki’s employment for a reason other than cause or a material violation of his or her employment agreement. In addition, he will be prohibited from disclosing any confidential information about the Company for a period of three years following his or her termination of employment.

In May 2012, in conjunction with FIMI’s acquisition of approximately 22.5% of the shares of our format parent, Ormat Industries (the "FIMI Transaction"), Yoram Bronicki waived any change-in-control payment rights that may have been triggered as a result of the FIMI Transaction and agreed that the FIMI Transaction did not constitute a "change in control" transaction. Furthermore, he executed new non-compete undertakings pursuant to which Yoram Bronicki undertook not to compete with the Company for an extended period following the later of (i) such officer's termination from the Company or (ii) the termination of the services of the last of Lucien Bronicki, Yehudit Bronicki, and Yoram Bronicki. The extended non-compete period for Lucien Bronicki and Yehudit Bronicki is four years, and the extended non-compete period for Yoram Bronicki is two years.

We believe that the change in control provisions in the employment agreements for our executives are appropriate in order to help ensure that, if the possibility of a change in control occurs, our executives can act in the best interest of all our stockholders without concern for the uncertainty and without the distraction that would result from the obvious effects a change in control could have on their personal situations. We believe the purpose of the change in control provision is to protect the NEO against a loss of employment that frequently occurs upon a change in control rather than to provide a payment when the change in control occurs even though the NEO's employment is continued. We also believe that the level of post-termination payments for our NEOs is competitive and appropriate.

Except as set forth above, our executives do not have specific change in control payment provisions in their employment agreements (however, see above with respect to acceleration of vesting of equity-based awards). All of our executives are entitled to salary and other compensation payments during the relevant notice period.

Our executives are based in Israel on a full-time or part-time basis, and thus are also entitled to lump sum severance pay amounting to their last monthly salary multiplied by the number of years of their service for the Company. Our executives are also entitled to payments under our defined contribution plan. The employment agreements of our current executive officers do not include non-compete or non-solicitation provisions, with the exception of the employment agreements of Isaac Angel and Doron Blachar.

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below. The Company does not provide excise tax gross-ups for change in control payments. There is no distinction in the calculation of the termination payments due to our executives in the event of termination without cause or termination upon a change in control. The amounts have been calculated based on the assumption that the termination occurred on December 31, 2014.

Name	Termination without Cause ($)	Change in Control ($)
Isaac Angel	274,810	549,620
Doron Blachar	199,808	199,808
Zvi Krieger	337,741	337,741
Shimon Hatzir	526,690	526,690
Nir Wolf	456,358	456,358
Yehudit Bronicki	N/A	N/A
Yoram Bronicki	336,626	1,451,414

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each member of our Board of Directors during the year ended December 31, 2014 (except that as to Yehudit Bronicki and Yoram Bronicki, two of the members of our Board of Directors, such compensation is set forth in the Summary Compensation Table above since each such individual was a named executive officer of our company during 2014). Our executive officers who are members of our Board of Directors do not receive additional compensation for their service as Board members.

Name	Fee Earned or Paid in Cash ($)	Options Awards($) (1) (2)	Total ($)
Gillon Beck	63,000	55,714	118,714
Ami Boehm	67,500	55,714	123,214
Dan Falk	97,000	55,714	152,714
Robert F. Clarke	80,500	55,714	136,214
David Granot	94,500	55,714	150,214
Robert E. Joyal	59,500	55,714	115,214

(1)
Represents the grant date fair value in accordance with accounting guidance for stock compensation. For a discussion of the assumptions used in reaching this valuation, see Note 1 to the Summary Compensation Table above.

(2)
At fiscal year end, each non-management director held the following aggregate number of option awards:  (i) Mr. Beck held options to purchase 30,000 shares; (ii) Mr. Boehm held options to purchase 30,000 shares; (iii) Mr. Granot held options to purchase 26,250 shares; (iv) Mr. Joyal held options to purchase 30,000 shares; (v) Mr. Falk held options to purchase 30,000 shares; and (vi) Mr. Clarke held options to purchase 45,000 shares.

Cash Compensation

The cash compensation of our non-employee directors is as follows:

•	Base annual retainer of $40,000 as fees related to their service on our Board of Directors.

•	Board meeting fees of $2,500 per day for each in-person meeting attended; $500 per day for each telephonic meeting attended; and $1,000 per day for telephonic participation in an in-person meeting.

•	Committee meeting fees of $1,500 per day for each in-person meeting attended and $500 per day for each telephonic meeting attended.

•	Any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $7,500. Chairs of our other committees do not receive an annual retainer.

•	We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board of Directors or committees.

Equity Compensation

Each newly appointed non-employee director receives an initial grant of options to purchase 7,500 shares of the Common Stock of the Company at an exercise price equal to the NYSE closing price on the date of the grant. Each non-employee director receives annually from the second year of service options to purchase 7,500 shares of the Common Stock of the Company at an exercise price equal to the NYSE closing price on the date of the grant, unless the Company’s results are released on that day and then the exercise price is the NYSE closing price on the following day. The Company customarily grants the annual award of options to its non-employee directors in November of each year.  The Company does not have stock ownership guidelines for its directors.

TRANSACTIONS WITH RELATED PERSONS

We, and one of our wholly-owned subsidiaries, Ormat Systems, have a number of agreements with our former parent, Ormat Industries. In connection with those transactions described below under " – Share Exchange Agreement and Related Agreements", Ormat Industries became our wholly owned subsidiary on February 12, 2015 and, on March 31, 2015, it will merge with and into Ormat Systems, as a result of which Ormat Industries will cease to exist and Ormat Systems will survive as our direct, wholly-owned subsidiary . Upon the consummation of the merger, each of the agreements to which we and Ormat Systems have entered into with Ormat Industries will terminate as a result of the merger.

These agreements involve transactions with related persons as defined in SEC regulations and are described below. Each of the related party transactions discussed below is on terms that we believe are at least as favorable to us as would have been obtained in an arm's length transaction.

Share Exchange Agreement and Related Agreements

On February 12, 2015, we announced the completion of the share exchange, which is the first and primary step of a series of transactions contemplated by the Share Exchange Agreement and Plan of Merger (the “Share Exchange Agreement”), dated as of November 10, 2014, by and among us, Ormat Industries, our then-parent company, and Ormat Systems. One of the key consequences of this transaction was that the number of shares of our common stock held by non-affiliated, “public” shareholders was increased from approximately 40% to approximately 76% of total shares outstanding, which we believe would help elevate trading volume and may increase equity coverage.

Pursuant to the Share Exchange Agreement, we agreed to acquire Ormat Industries through a share exchange in which we issued 30,203,186 new shares of our common stock to Ormat Industries' shareholders in exchange for all of the outstanding ordinary shares of Ormat Industries, reflecting an exchange ratio of 0.2592 shares of our common stock for each ordinary share of Ormat Industries. Following the satisfaction of the various conditions precedent to closing of the share exchange, including (i) the receipt of approval from the District Court of Tel Aviv – Jaffa of the scheme of arrangement under Israeli law represented by the share exchange; (ii) the approval by our stockholders of the issuance of our shares of common stock to the shareholders of Ormat Industries in connection with the share exchange; (iii) the approval of the Share Exchange Agreement by the shareholders of Ormat Industries; and (iv) the maintenance in full force and effect of a ruling that has been obtained from the Israel Tax Authority confirming the Israeli income tax treatment of the transactions contemplated by the Share Exchange Agreement (the “Israeli Tax Ruling”); the share exchange was completed on February 12, 2015.

As previously disclosed, we entered into several agreements in connection with the Share Exchange Agreement, including the following:

o
voting agreements with the then principal shareholders of Ormat Industries, FIMI and Bronicki, which, following the share exchange, beneficially own approximately 15.06% and 8.84% of our outstanding shares, respectively. Under these voting agreements, FIMI and Bronicki agreed, among other things, to comply in all respects with the Israeli Tax Ruling applicable to the Ormat Industries shareholders.

o
voting neutralization agreements with FIMI and Bronicki, whereby FIMI and Bronicki agreed, among other things, to certain restrictions on their shares of our common stock. Among other things, these voting neutralization agreements:

▪
require these shareholders to vote all voting securities owned by FIMI and Bronicki and their respective affiliates in excess of 16% and 9%, respectively, of the combined voting power of our shares in proportion to votes cast by the other holders of our voting securities at any time any action is to be taken by our stockholders;

▪
prohibit the acquisition of our voting securities by FIMI and Bronicki and their respective affiliates if after giving effect to any such acquisition FIMI and Bronicki and their respective affiliates would beneficially own voting securities representing in the aggregate more than 20% and 12%, respectively, of the combined voting power of our shares;

▪	prohibit, prior to January 1, 2017, the sale of more than 10% of our voting securities owned in the aggregate by FIMI and Bronicki;

▪
allow, following January 1, 2017, the sale of our voting securities owned by FIMI and Bronicki only if they are not acting in concert to sell or, if they are, only with 20 days’ prior written notice to us, subject to certain exceptions for public sales and mergers and acquisitions transactions; and

▪	prohibit FIMI and Bronicki from renewing their shareholder rights agreement beyond its expiration date, May 22, 2017.

o
a registration rights agreement whereby FIMI and Bronicki may, subject to certain limitations, require us to prepare and file with the SEC a registration statement to register a public offering of the shares of our common stock held by them, on customary terms and conditions set forth in the agreement.

    On December 14, 2014, FIMI IV 2007 on behalf of FIMI sent a letter to the Company, pursuant to which FIMI stated that in the event that on May 31, 2017 FIMI still holds shares of our Common Stock and has appointed a member of our Board of Directors, it will (to the extent permitted by applicable law) cause such director-appointee to advise that our Board of Directors recommend to our shareholders the elimination of the staggered structure of the board (pursuant to which our Board of Directors is classified into three classes of directors serving staggered, three-year terms), and if the Board of Directors agrees to put such matter to a vote of the shareholders, it will vote all of its shares in favor of the elimination of the staggered structure of the board.

Agreement with Tersus Software and Consulting Agreements

    Effective April 15, 2005, the Company entered into an agreement with Tersus Software Ltd. (“Tersus”) for the licensing of software that will be used in the development of several applications, including an Enterprise Resource Planning ("ERP") solution and the monitoring of performance of the power plants. The price paid to Tersus under the agreement was $100,000. One of Tersus’ founders and stockholders (with a 29% share ownership on a fully diluted basis) is Youval Bronicki, son of Yehudit Bronicki, former CEO and current director of our Company, and the brother of Yoram Bronicki, our Chairman of the Board of Directors. During the year ended December 31, 2014, the Company did not make any payments to Tersus for services relating to maintenance of the ERP solution pursuant to a maintenance agreement which is effective as of January 1, 2010.

    Youval Bronicki was also retained as a consultant to the Company to assist with the development of the ERP solution. Pursuant to the consulting agreement, Youval Bronicki is compensated at an hourly rate for services performed. In July 2011, the Company extended the consulting agreement with Youval Bronicki, at a rate of $100 per hour, with the services to be provided through Tersus Inc. During the year ended December 31, 2014, the Company paid an aggregate amount of $4,180 to Mr. Bronicki for such consulting services.

Agreements of Bronicki Investments and FIMI

    Bronicki Investments and FIMI have entered into certain agreements which relate to and affect Ormat (and, until the share exchange described above, Ormat Industries) although neither Ormat nor Ormat Industries are a party to those agreements or have contractual obligations under those agreements.  These agreements include the share purchase agreement dated as of March 16, 2012, which was amended on each of May 22, 2012 and November 10, 2014 (as amended, the “SPA”) and the shareholder rights agreement dated March 16, 2012, which was amended and restated on November 10, 2014 (as amended, the “SHA”), each of which is described below. Copies of these agreements were filed by Bronicki Investments and FIMI as exhibits to their Schedule 13D filed with the SEC on February 17, 2015.

    The SHA contains various provisions governing matters such as:

•
voting and transfers of the shares of our common stock held by Bronicki Investments and FIMI following the share exchange (including a right of first offer, “tag-along” right, a “bring-along” right and, by way of an amendment to the SPA, a call option right to FIMI);

•	the composition of the board of directors of us and our active subsidiaries and the committees of our board of directors, as further detailed below;

•
agreements concerning various corporate policies and governance matters relating to us and our subsidiaries, to the extent subject to a vote of our stockholders (namely, that unless otherwise agreed and as long as the parties hold a certain minimum percentage of our share capital, the parties will vote against liquidation or entrance into any bankruptcy or similar proceeding by us (or a material subsidiary thereof, if under applicable law it is required to be brought to the parties’ approval), a material change in our field of operations (or a material subsidiary thereof, if under applicable law it is required to be brought to the parties’ approval), and/or amendment of our Articles of Association with respect to our staggered board of directors); and

•	compliance with the Israeli Tax Ruling, including the internal allocation between Bronicki Investments and FIMI of the amount of shares they are permitted to sell under the Israeli Tax Ruling.

    The SHA provides that, subject to certain exceptions, Bronicki Investments and FIMI ENRG will:

•
subject to any applicable law and fiduciary duties, use their reasonable efforts to cause an equal number of designees of Bronicki Investments and FIMI ENRG to be elected or appointed to our board of directors and to the boards of all of our active subsidiaries and to the committees of our board of directors. Specifically, Bronicki Investments and FIMI ENRG agreed that they will each have the right to designate four members to our board of directors. The number of directors that Bronicki Investments and FIMI ENRG may designate is subject to staged adjustments if either Bronicki Investments or FIMI ENRG or both cease to own specified minimum numbers of our shares, within various ranges specified in the SHA; including minimum shareholdings below which such shareholder loses the right of directors’ designation; and

•
subject to any applicable law and subject to continued holding of certain minimum numbers of our shares, if our current CEO ceases to act as our CEO, use their best efforts to cause the nomination of Bronicki Investments’ designee as Chief Executive Officer or Chairman of our board or directors (as Bronicki Investments may decide in its sole discretion), and the appointment of FIMI's designee as the Chairman of our board of directors (if Bronicki Investments’ designee serves as Chief Executive Officer) or our Chief Executive Officer (if Bronicki Investments’ designee serves as Chairman of our board of directors).

The SHA also provides that, subject to applicable law, it is the view of Bronicki Investments and FIMI that we should distribute in each calendar year dividends in an amount equal to 20% of its profits available for distribution.

The SHA became effective upon the closing of the Share Exchange and will terminate on May 22, 2017, provided that during the period from January 1, 2017 until May 22, 2017 any exercise of Bronicki Investments’ or FIMI’s rights with respect to the transfer of the shares by the other party described above will be subject to the respective Voting Neutralization Agreements described above.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its executives, directors, or beneficial holders of more than 5% of our capital stock or their respective family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter, and in conformance with the Company’s (a) Code of Business Conduct and Ethics and (b) Financial Reporting Procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

The Company has adopted a formal written policy which requires the executive or director initiating a related party transaction to prepare (1) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (2) a preliminary draft agreement, which are then provided to the Company’s Disclosure Committee for review. The Disclosure Committee, comprised of our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Corporate Secretary, VP and Corporate Controller, and VP Corporate Finance and Investor Relations, reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, the Board, and/or the stockholders. In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, the Board, and/or the stockholders, as applicable. A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, the Board, and/or the stockholders determine in good faith. In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arms length transactions of a similar nature according to prevailing market terms and conditions, where such comparisons are available and appropriate.

It should be noted that, as previously disclosed, with respect to the transactions contemplated by the Share Exchange Agreement, our Board of Directors has also formed a special committee, comprised solely of independent and disinterested directors, that engaged its own independent financial and legal advisors prior to approving the transaction.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2014.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders	4,477,405 *		$27.15	2,163,900	†
Equity Compensation plans not approved by security holders	--		N/A	--
Total	4,477,405	*	$27.25	2,163,900	†
___________

*
Stock options to be issued pursuant to our 2004 Incentive Compensation Plan, as amended, and our 2012 Incentive Compensation Plan, as amended, and our Registration Statement on Form S-8 covering 1,250,000 shares filed with the SEC on November 9, 2005, and our Registration Statement on Form S-8 covering 2,500,000 shares filed with the SEC on June 4, 2007, and our Registration Statement on Form S-8 covering 4,000,000 shares filed with the SEC on May 18, 2012.

†
On May 8, 2012, at the Company’s 2012 annual meeting of shareholders, the Company’s shareholders approved the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, which the Board of Directors of the Company had adopted on March 20, 2012. No further awards will be granted under the 2004 Incentive Compensation Plan. On May 18, 2012, the Company filed a post-effective Amendment No. 1 to Form S-8 whereby the Company removed from registration 51,149 unissued shares that had remained available for grant under the 2004 Incentive Compensation Plan, as amended.

Burn Rate

The following table sets forth information regarding award grants, the burn rate for each of the last three years, and the average burn rate over the last three years. The burn rate has been calculated as the quotient of (i) the sum of all options and SARs granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

BURN RATE
(Shares in thousands)

	Year Ended December 31,			3-Year Average
	2014	2013	2012
Options and SARs granted	485,000	1,303,100	687,250
Weighted average shares of common stock outstanding	45,859	45,475	45,431
Burn rate	1.06%	2.87%	1.51%	1.81%

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

The stockholders are asked to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2015. PricewaterhouseCoopers LLP audited Ormat Technologies, Inc.’s annual financial statements for the year ended December 31, 2014. A representative of PricewaterhouseCoopers LLP will be present at the 2015 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if the representative so desires.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2014 and 2013 by PricewaterhouseCoopers LLP:

	2014	2013
Audit Fees(1)	$2,075,600	$2,136,400
Audit-Related Fees(2)	$16,200	$11,000
Tax Fees(3)	$382,395	$164,900
All Other Fees(4)	$36,100	$5,200
Total:	$2,510,295	$2,317,500

(1)
Audit Fees represent the aggregate fees billed for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the financial statements included in the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)	Audit-Related Fees represent the aggregate fees billed for services related to the performance of the audit or review of our financial statements and are not reported under paragraph (1) above.

(3)	Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.

(4)	All Other Fees represent annual software license fees.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has set a pre-approval procedure, and thus all auditors’ engagements are handled in accordance with such procedures, as follows:

A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

Non-audit services may only be approved by the full Audit Committee.

All engagements by the Company of the auditors for 2013 and 2014 were pre-approved by the Audit Committee.

Vote Required for Ratification

The Audit Committee is solely responsible for selecting Ormat's independent registered public accounting firm for the year ending December 31, 2015. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2015. The Board of Directors believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of an independent registered public accounting firm.

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat's independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy statements, please contact us at Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Insider Trading Policy, and amendments thereof are also available at our website address mentioned above. If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our Chief Executive Officer, Chief Financial Officer or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (775) 356-9029.

Proxy Solicitation

Ormat will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and management employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. Ormat will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

We believe, based upon a review of the forms filed and written confirmation provided by our officers, directors, and greater-than-10% beneficial owners, that during 2014 all of our officers, directors, and greater-than-10% beneficial owners filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

Stockholder Proposals for 2016 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of Stockholders or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the Company’s 2016 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2016 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 25, 2015, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2016 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2015 Annual Meeting of Stockholders, unless the date of the 2016 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2015 Annual Meeting of Stockholders. For the Company’s 2016 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 6, 2016 and no later than February 5, 2016. If the date of the 2016 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2015 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2016 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2016 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6225 Neil Road, Reno, Nevada 89511.

By order of the Board of Directors, /s/ Isaac Angel Isaac Angel Chief Executive Officer

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Isaac Angel, CEO, and Etty Rosner, Vice President and Corporate Secretary, and each of them, as proxies, each with full power of substitution and resubstitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 16, 2015, at the Annual Meeting of Stockholders to be held at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas, New York, N.Y. 10019 – 6022, on May 6, 2015, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 6, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

• Please detach along perforated line and mail in the envelope provided. •

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors.

NOMINEES:

(1) Yehudit Bronicki	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) Robert F. Clarke	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Ami Boehm	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2015.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above.  If no instructions are given, this proxy will be voted "FOR" the election of the Directors and "FOR" proposal 2.

To change the address in your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder                                                 Date

Signature of Stockholder                                                 Date

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.